BY-LAWS

OF

GLOBAL SMOOTHIE SUPPLY, INC.

TABLE OF CONTENTS

OFFICES Section 1.0.	Principal Office
Section 1.1.	Registered Agent
Section 1.2.	Other Offices
SHAREHOLDERS
Section 2.0.	Place of Meetings
Section 2.1.	Annual Meetings
Section 2.2.	Special Meetings
Section 2.3.	Notice of Meetings
Section 2.4.	Record Date, Closing Transfer Books
Section 2.5.	Voting List
Section 2.6.	Quorum/Majority Vote
Section 2.7.	Method of Voting
Section 2.8.	Oral and Written Voting
Section 2.9.	Presence at Meeting by Means of Communication Equipment
Section 2.10.	Action Without Meeting
DIRECTORS
Section 3.0.	Management
Section 3.1.	Number
Section 3.2. ,	Qualifications
Section 3.3.	Term
Section 3.4.	Removal
Section 3.5.	Vacancy
Section 3.6.	Election of Directors
Section 3.7.	Change in Number
(a)	Increase in Number
(b)	Decrease in Number
Section 3.8.	Quorum
Section 3.9.	Meetings
(a)	First Meeting
(b)	Special Meetings
(c)	Regular Meetings

Section 3.10. Action Without Meeting
Section 3.11. Interested Directors/Officers or Shareholders Section 3.12. Chairman
Section 3.13. Compensation
Section 3.14. Committees
(a)            Executive Committee
(b)            Other Committees Section 3.15. Committee Procedures Section 3.16. Advisory Directors

OFFICERS
Section 4.0. Number
Section 4.1. Election and Term of Office Section 4.2. Removal
Section 4.3. Vacancies
Section 4.4. President
(a)            Preside
(b)            Signature Required
(c)            General Section 4.5. Vice-Presidents Section 4.6. Treasurer
(a)            Corporate Funds
(b)            Deposit
(c)            General Section 4.7. Secretaries
(a)            Minutes
(b)            Notices
(c)            Corporate Records
(d)            Address of Shareholders
(e)            Signature Required
(f)            Stock Transfer Books
(g)            General Section 4.8. Assistant Treasurers and Assistant Secretaries Section 4.9. Salaries Section 4.10. Employment and Other Contracts

NOTICE
Section 5.0. Method Section 5.1. Waiver

CERTIFICATES FOR SHARES AND THEIR TRANSFERS
Section 6.0. Certificates for Shares
Section 6.1. Replacement of Lost or Destroyed Certificates
Section 6.2. Transfer of Shares and Shareholders
Section 6.3. Restriction on Transfer
ACCOUNTING YEAR
Section 7.0. Term
DIVIDENDS AND RESERVES
Section 8.0. Payment of Dividends
Section 8.1. Record Date
Section 8.2. Reserve
AMENDMENTS
Section 9.0. Method
(a) Regular Meeting
(b) Special Meeting
GENERAL PROVISIONS
Section 10.0.	Indemnification
Section 10.1.	Loans
Section 10.2.	Checks, Drafts, Etc
Section 10.3.	Deposits
Section 10.4.	Books and Records
Section 10.5.	Annual Statement
Section 10.6.	Resignation
Section 10.7.	Invalid Provisions
Section 10.8.	Table of Contents-Headings
Section 10.9.	Construction
CERTIFICATE

BY-LAWS
OF
GLOBAL SMOOTHIE SUPPLY, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS
(AS ADOPTED BY THE BOARD OF DIRECTORS ON MARCH 1, 2005)
OFFICES,

Section 1.0. Principal Office . The principal office of this Corporation shall be at 4428 University Boulevard, Dallas, Texas 75205 or any such other place as the Board of Directors may from time to time determine.

Section 1.1. Registered Agent . The post office address of the registered office of this Corporation is 4510 Abbott Avenue, Dallas, Texas 75205, and the name of the registered agent in charge thereof is Harry Ireland. The registered office and/or registered agent may be changed from time to time by the Board of Directors and/or Shareholders, in accordance with Texas law.

Section 1.2. Other Offices .. The Corporation may also have other offices at such other places as the Board of Directors may from time to time determine that the business of the Corporation shall require.

SHAREHOLDERS,

Section 2.0. Place of Meetings . Meetings of the shareholders shall be held at the principal office of the Corporation, unless some other place, within or without the State of Texas, shall be stated in the notice of the meeting or in a duly executed waiver thereof.

Section 2.1. Annual Meetings . An annual meeting of shareholders shall be held within the statutory time frame after the close of the Corporation's accounting year on such day and at such time and place as determined by the Board of Directors.

Section 2.2. Special Meetings . Special meetings of the shareholders may be called by the President, the Board of Directors or the holders of not less than 1/3 of all the shares entitled to vote at the meeting so called. The notice of such meeting must state the business to be transacted and all notes taken shall be confined to such business as so stated in the notice of such meeting.

Section 2.3. Notice of Meetings . Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than five (5) nor more than twenty (20) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Postal Service addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon pre-paid.

Section 2.4. Record Date, Closing Transfer Books . For the purpose of determining shareholders entitled to notice of any meeting of such shareholders or any adjournment thereof, the Board of Directors may, by resolution, provide that the stock transfer books shall be closed for a period, to be stated in such resolution, of not less than five (5) nor more than twenty (20) days, or the Board of Directors may fix in advance a record date for determining shareholders entitled to notice or to vote at such meeting. In the absence of any action by the Board of Directors, the date upon which notice of the meeting is mailed shall be the record date.

Section 2.5. Voting List . The officer or agent having charge of the Corporation's stock transfer books shall make, at least five (5) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order by class of shares, with the address of each shareholder and the number of shares held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of such meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books and to vote at any meeting of the shareholders as may be required by law or provided in the Articles of Incorporation or these By-Laws.

Section 2.6. Quorum/Majority Vote . The holders of a majority of the shares entitled to vote, present, in person or represented by proxy, shall constitute a quorum at a meeting of shareholders for the transaction of all business except as provided by statute, the Articles of Incorporation or these By-Laws. The vote of the holders of the majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting unless the vote of a greater number is required by law, the Articles of Incorporation or these By-Laws. The shareholders present at a duly organized meeting may continue to transact business as authorized by law, the Articles of Incorporation or these By-Laws until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2.7. Method of Voting . Each outstanding share entitled to vote shall be entitled to one (1) vote on each matter submitted to a vote at the meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder which shall be valid for eleven (11) months from the date of its execution unless otherwise expressly provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and otherwise made irrevocable by law. Voting for Directors shall be in accordance with the provisions of these By-Laws and the Articles of Incorporation.

Section 2.8. Oral and Written Voting . Voting on any question and on all matters of agenda and procedure shall be determined in the sole discretion of the presiding officer except where otherwise required by law or these By-Laws.

Section 2.9. Presence at Meeting by Means of Communication Equipment . Shareholders may participate in and hold a meeting of such shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting, except where a person participates at the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.10. Action Without Meeting . Any action required to be or which may be taken at a meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders. Such consent shall be delivered to the Secretary of the Corporation for inclusion in the Minute Book of the Corporation.

DIRECTORS

Section 3.0. Management . The business and affairs of the Corporation shall be managed by a Board of Directors.

Section 3.1. Number . The number of Directors of the Corporation shall be at least one (1) and not more than ten (10); provided, however, that the number of Directors actually serving may be increased or decreased from time to time only in accordance with Section 3.7. of these By-Laws. The number of Directors presently authorized shall be three (3).

Section 3.2. Qualifications . In order to be a Director, no person need be a shareholder of this Corporation or a resident of the State of Texas, or of the United States of America.

Section 3.3. Term . At each annual meeting, the shareholders shall elect Directors to hold office until the next succeeding annual meeting as provided in the Articles of Incorporation, provided, however, that a Director so elected may be re-elected at such succeeding annual meeting by the shareholders so as to succeed himself. Unless removed in accordance with these By-Laws, each Director shall hold office for the term for which he is elected and until removed or replaced as provided in the Articles of Incorporation and these By-Laws.

Section 3.4. Removal . Any Director may be removed from his position as Director, either with or without cause, and without notice to such Director unless such removal shall be for cause, by a majority vote of the shareholders present at any special or regular meeting of the shareholders at which a quorum is present, if notice of intention to act upon the question of removing such Director shall have been stated as one of the purposes for the calling of such meeting. No Director shall be removed if there are sufficient votes cast against such removal, which votes could, if cumulated, cause the election of a Director at an annual shareholders' meeting.

Section 3.5. Vacancy . Any vacancy occurring in the Board of Directors caused by death, resignation, refusal of a person elected to assent to serve, removal or otherwise shall be filled at the meeting of the Board of Directors concurrent with or next following the occurrence of such vacancy. Such vacancy shall be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected to fill the unexpired term of his predecessor in such directorship.

Section 3.6. Election of Directors . At such election for Directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are Directors to be elected. No shareholder shall be entitled to cumulate his votes for the election of any Directors.

Section 3.7. Change in Number . The number of Directors serving may be increased or decreased from time to time as follows:

(a)            Increase in Number : Any Directorship to be filled by reason of an increase in the number of Directors serving shall be filled by election at an annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose as provided herein and as may be required by law or the Articles of Incorporation.

(b)            Decrease in Number: No decrease in the number of the Directors serving shall have the effect of shortening the term of any incumbent Director.

Section 3.8. Quorum . A majority of the number of Directors then elected and serving shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater percentage is otherwise specifically required or provided by law, these By-Laws, or the Articles of Incorporation. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 3.9. Meetings . All meetings of the Board of Directors shall be held in strict conformity with this By-Law.

1.            First Meeting : The first meeting of each newly elected Board of Directors shall be held without other notice than this By-Law immediately following the meeting of the shareholders at which such Directors, or any of them, were elected, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed.

(c)            Special Meetings : Special meetings of the Board of Directors may be called by or at the request of the President or any Director, or as may be provided by law or the Articles of Incorporation. Notice of the call of the Special Meeting may be oral or in writing and delivered to each Director not later than 24 hours immediately preceding the day for which the meeting is called.

(d)            Regular Meetings, : By resolution, the Directors may establish regular or periodic meetings which may then be held as determined by the Directors between first meetings of each newly elected Board of Directors. Such resolution shall establish the day, time and place of such meeting which may be so held without further or additional call or notice other than said resolution.

Section 3.10. Action Without Meeting . Any action required to be or which may be taken at a meeting of the Directors may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the Directors. Such consent shall be delivered to the Secretary of the Corporation for inclusion in the Minute Book of the Corporation.

Section 3.11. Interested Directors/Officers or Shareholders . Any contract or other transaction between the Corporation and any of its Directors, officers or shareholders (or any Corporation or firm in which any of them are interested, directly or indirectly) shall be valid for all purposes, notwithstanding the presence of such Director, officer or shareholder at the meeting authorizing or ratifying such contract or transaction or his participation in such meeting. The foregoing shall, however, apply only if the interest of each such Director, officer or shareholder is fully known or disclosed to the meeting prior to the vote on such contract or transaction. Nothing in this Section or Subsections hereafter shall be construed to invalidate any contract or transaction which would be valid in the absence of this Section. Each such interested Director or shareholder may be counted in determining whether a quorum is present, and, if their interest is fully disclosed, the vote of each such interested Director or shareholder may be used in calculating the majority necessary to carry such vote.

Section 3.12. Chairman . At the first meeting of each newly elected Board of Directors, they may by majority vote, select one of their number to be Chairman of the Board of Directors who shall preside at all Directors' and shareholders' meetings. A Chairman of the Board so elected shall hold such office for the term for which he is elected a Director and until his successor shall have been elected and qualified. If no Chairman of the Board of Directors is so elected, the President shall so act.

Section 3.13. Compensation . Directors shall receive such compensation for each meeting attended as may be determined by the Board of Directors.

Section 3.14. Committees . The Board of Directors may appoint Committees from among its members which, in each case, shall have such duties, authority, rights and powers as the Board of Directors may determine, or as otherwise provided in these By-Laws. If not appointed as a member of any such committee, the President shall be an ex officio member of each committee so appointed by the Board of Directors. The Board of Directors may so appoint:

(e)            Executive Committee : An Executive Committee composed of not less than three (3) nor more than such number of Directors as the Board of Directors may determine, one of whom shall be designated as Secretary and keep all minutes of the Executive Committee. The Executive Committee, if so appointed, shall possess and exercise all powers of the Board of Directors during the intervals between Directors' meetings except that the Board of Directors alone shall have the power to (i) declare dividends, (ii) determine all claims for indemnifications, (iii) issue stock, (iv) discharge any committee so appointed, or remove any member thereof or other officer of the Corporation either with or without cause; and

(f)            Other Committees : Such other Committees composed of not less than two (2) Directors each, which committees shall have such duties and powers as shall be prescribed from time to time by the Board of Directors.

Section 3.15. Committee Procedures . A majority of the members of each Committee shall fix and prescribe the rules for its procedure which shall not be inconsistent with law or these By-Laws. Each Committee shall keep full and complete minutes of all its meetings and the presiding member thereof shall report all action taken to the first Directors' meeting succeeding such action. The Board of Directors may modify, alter, revise and/or approve any actions taken by any Committee; provided that no rights or acts of third parties shall be affected by any such modification, alteration or revision. The term of each member of all committees shall expire on the day of the next annual meeting of the shareholders following such member's appointment.

Section 3.16. Advisory Directors . The Board of Directors may appoint individuals who need not be officers or employees of the Corporation to serve as Advisory Directors and may fix fees or other compensation for their attendance at meetings of the Board of Directors. Such Advisory Directors shall be ex officio members of the Board of Directors, without vote. The duties of such Advisory Directors shall be to meet with and advise the Board of Directors, but only when so requested by the President, Chairman of the Board, or majority of the Directors, with respect to all or any part of the business, affairs, policies and/or operations of the Corporation. Advisory Directors shall not be considered official members of the Board of Directors for the purposes of notice, quorum, voting requirements or liability. The term of office of each Advisory Director shall be at the pleasure of the Board of Directors, but shall always ex-

pire on the day of the annual meeting of shareholders following the appointment of such Advisory Director.

OFFICERS

Section 4.0. Number. The officers of the Corporation shall be a Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer, Chief Legal Officer, Chief Strategy Officer, a Secretary and, if elected by the Board of Directors, one or more Vice Presidents (the number and title thereof to be determined in the discretion of the Board of Directors), a Treasurer, and such Assistant Treasurers and Secretaries or other officers as may be elected by the Board of Directors. Any two (2) or more offices may be held by the same person. No officer need be a shareholder, a Director or a resident of Texas.

Section 4.1. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors for such term as they shall determine, but in no event shall such term exceed ten (10) years. Each officer shall hold office during his term and thereafter until his successor shall have been duly elected and qualified, unless he theretofore dies, resigns or is removed in the manner herein provided.

Section 4.2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause and without notice to such officer or agent by a majority vote of the Directors present at any regular or special meeting of the Board of Directors at which a quorum is present, whenever in its judgment the best interest of the Corporation would be served thereby, unless such removal shall be for cause, in which event the officer or agent shall be entitled to notice five (5) days in advance of such meeting, but such removal shall be in accordance with these By-Laws and the laws of the State of Texas, and such removal shall be without prejudice to the contract rights, if any, of the person so removed. Notice of intention to act upon the question of removing any such officer or agent shall not be required if such matter is raised at a regular meeting of the Board of Directors, but shall be required before such matter can be considered by any special meeting of the Board of Directors. Election or appointment of any officer or agent shall not of itself create contract rights.

Section 4.3. Vacancies . A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 4.4. Chief Executive Officer & President. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general, supervise and control all of the business and affairs of the Corporation. The President shall report to the Chief Executive Officer.

(g)             Preside: The Chief Executive Officer, at his discretion, shall call all meetings of the officers of the Corporation at such time and place and with such notice as he may determine. He shall preside at all meetings of the officers, and if no Chairman of the Board has been elected, or is then acting, he shall preside at all Directors' and shareholders' meetings.

(h)             Signature Required: He shall sign, with the Secretary or an Assistant Secretary, when required or deemed advisable, certificates for shares of the Corporation, any deed, mortgage, bond, contract or other instrument which the Board of Directors shall authorize to be executed except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation; or shall be required by law to be otherwise signed or executed.

(i)             General: In general, he shall perform all duties incident to the office of the Chief Executive Officer, and he may delegate any of such duties to the President or Chief Operating Officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 4.5. Vice-Presidents . In the absence of the Chief Executive Officer, President, Chief Operating Officer, Chief Legal Officer, Chief Strategy Officer or in the event of any one of their inability or refusal to act, the Vice-President (or in the event that there be more than one Vice-President, the Vice-President in the order designated or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, President, or Chief Operating Officer, as appropriate, and when so acting shall have all the powers of and be subject to all the restrictions upon any such officer. Any Vice-President shall perform such other duties as from time to time may be assigned him by the President or by the Board of Directors.

Section 4.6. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer (and Assistant Treasurers as so elected by the Board of Directors) shall have the following authority and duty:

(i)             Corporate Funds: They shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever.

(k)             Deposit: They shall deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors.

(1) General: They shall, in general, perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to them by the Board of Directors.

Section 4.7. Secretaries . The Secretary (and Assistant Secretaries,
if any are so elected by the Board of Directors) shall have all the duties and responsibilities as given by the laws of the State of Texas and the Board of Directors, and shall have such other duties, responsibilities and authority as set out herein.

(m)             Minutes: The Secretary shall keep the minutes of the shareholders' and Directors' meetings in one or more books provided for that purpose.

(n)             Notices: The Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws or otherwise as required by law.

(o)             Corporate Records: The Secretary shall be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation is affixed to all certificates for shares prior to the issue thereof if required by law or directed by the Board of Directors, and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these ByLaws or directed by the Board of Directors.

(p)             Address of Shareholders: The Secretary shall keep a register of the post office address of each shareholder.

(q)             Signature Required: The Secretary shall sign with the Chief Executive Officer or the President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors.

(r)             Stock Transfer Books: The Secretary shall have general charge of the stock transfer books of the Corporation.

(j)             General: In general, the Secretary shall perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer or by the Board of Directors.

Section 4.8. Assistant Treasurers and Assistant Secretaries. The Assistant Treasurers and Assistant Secretaries, if any are so elected by the Board of Directors, shall perform such duties and have such authority as shall be assigned to them by the Board of Directors.

Section 4.9. Salaries . The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a shareholder or Director of the Corporation.

Section 4.10. Employment and Other Contracts . The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts which will have terms no longer than ten (10) years and contain such other terms and conditions as the Board of Directors deem appropriate. Nothing here in shall limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

NOTICE

Section 5.0. Method . Whenever, under the provisions of law, the Articles of Incorporation or these By-Laws, notice is required to be delivered to any Director or shareholder, and no provision is made as to how such notice shall be delivered, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Corporation or such notice required or permitted to be delivered by mail shall be deemed to be delivered at the time when the same shall be deposited, with correct postage affixed in the United States Postal Service.

Section 5.1. Waiver . Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, shall be equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting shall constitute a waiver of notice of such meeting except when a shareholder or Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

CERTIFICATES FOR SHARES AND THEIR TRANSFERS

Section 6.0. Certificates for Shares . Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or by the Secretary and shall be sealed with the seal of the Corporation, if such seal be authorized by the Board of Directors. All certificates for shares will be consecutively numbered or otherwise identified. Fractional shares of any class of the capital stock of the Corporation may not be issued or transferred. The name of the person to whom such shares are issued, with the number of shares and date of issue shall be entered on the books of the Corporation. All certificates for shares shall also contain such language as may be required by the Articles of Incorporation.

Section 6.1. Replacement of Lost or Destroyed Certificates . Upon the making of an affidavit by a shareholder claiming that a certificate or certificates representing securities of the Corporation have been lost or destroyed, the Board of Directors may direct that a new certificate or certificates be issued in place of said certificate or certificates theretofore issued by the Corporation and alleged to have been lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such lost or destroyed certificate or certificates, or his legal representative, give the Corporation an indemnity agreement or a bond with a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim or expense resulting from any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

Section 6.2. Transfer of Shares and Shareholders . Transfer of shares of the Corporation shall be made only on the books of the Corporation at the request of the holder of record thereof, or his legal representative, who shall furnish proper evidence of authority to transfer, or his attorney thereunto authorized by Power of Attorney duly executed and filed with the Secretary of the Corporation and on surrender for cancellation of the certificate for such shares. The person in whose name any share or shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have expressed or other notice thereof, except as otherwise provided by law.

Section 6.3. Restriction on Transfer . Any security of the Corporation that is issued to any person pursuant to an agreement which in any way restricts the transfer of such security shall conspicuously note on the face or back of the certificate representing such security a statement which indicates the existence of such restriction on transferability and the availability of a copy of such document at the offices of the Corporation. The Secretary or other designated officer of the Corporation shall cause a stop transfer order to be placed on such security subject to the terms and conditions of such agreement.

ACCOUNTING YEAR

Section 7.0. Term .. The Corporation shall operate for all purposes on an accounting year basis. The year shall be established by the Board of Directors within twelve (12) months of the date of the formation of the Corporation.

DIVIDENDS AND RESERVES

Section 8.0. Payment of Dividends . The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions in accordance with law and the Articles of Incorporation.

Section 8.1. Record Date . The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend; such record date shall be not more than thirty (30) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than thirty (30) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts a resolution declaring such dividend shall be the record date.

Section 8.2. Reserve . There may be created by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends or to acquire, repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

AMENDMENTS

       Section 9.0. Method . These By-Laws may be amended, altered or repealed by the Board of Directors or shareholders as provided herein as follows:

(t)            Regular Meeting : At any regular meeting of the Board of Directors or shareholders at which a quorum is present and notice of the proposed amendments has been given as provided in Sections 5.0. and 5.1.

(u)            Special Meeting : If notice of a proposal to amend, alter or repeal these By-Laws and the respect in which it is proposed such By-Laws be amended, altered or repealed is given in any call of a special meeting of the Board of Directors or shareholders at which a quorum is present, then at such special meeting. Such notice need only indicate the By-Laws to be amended and the general nature of the change sought and need not specify the exact terms or changes to be requested.

GENERAL PROVISIONS,

Section 10.0. Indemnification . The Corporation shall indemnify any person making application for such indemnification only as authorized by a resolution of the Board of Directors.

Section 10.1. Loans . No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 10.2. Checks, Drafts, Etc . All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as from time to time may be determined by resolution of the Board of Directors.

Section 10.3. Deposits . All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depositories as the Board of Directors, by resolution may select.

Section 10.4. Books and Records . The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of the shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number of shares held by each.

Section 10.5. Annual Statement. The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Corporation, including a reasonably detailed balance sheet and income statement.

Section 10.6. Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation shall take effect at the time specified therein, or immediately, if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10.7. Invalid Provisions. If any part of these By-Laws shall be held invalid or inoperative for any reason, then, so far as possible and reasonable, the remaining part shall be valid and operative, and effect shall be given so far as possible to the intent manifested by the part held invalid or inoperative.

Section 10.8. Table of Contents-Headings. The Table of Contents and Headings used in these By-Laws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation and construction.

Section 10.9. Construction. Whenever required by the context, as used in these By-Laws, the singular number shall include the plural, and vice versa, and the gender of all words used shall include the masculine, feminine and the neuter.

Effective January 1, 2009